CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report for the 10K/A dated March 23, 2006, except for notes 1,2,5 and 6, which are dated August 1, 2006 and our report for the 8K/A dated July 7, 2005 except for notes 1 and 2 which are dated November 3, 2006, relating to the financial statements of Services Acquisition Corp. International, and to the reference to our Firm under the caption ‘‘Experts’’ in the Registration Statement.

/s/ Rothstein, Kass and Company, P.C.

Roseland, New Jersey
November 21, 2006